EXHIBIT 10.2

LOAN PURCHASE AND SALE AGREEMENT

This Loan Purchase and Sale Agreement (this “Agreement”) is made and entered into as of August 23, 2023, by and between Axos Bank, a federal savings bank ("Purchaser"), and Bank of Clarke, a Virginia-chartered bank ("Seller"). Purchaser and Seller sometimes hereinafter referred to collectively as the “Parties,” and individually each a “Party.”

RECITALS:

A. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, certain marine vessel dealer floor-plan loans (the “Loans”) on a servicing released basis.

B. The Parties desire to establish the terms and conditions under which the Loans will be purchased and sold.

NOW, THEREFORE, in consideration of the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following words and phrases shall have the following meanings:

Agreement: Has the meaning set forth in the preamble.

Business Day: Means Monday through Friday of each week, except a legal holiday recognized as such by the United States federal government or any day on which banking institutions in the State of California or the Commonwealth of Virginia are authorized or required by Law to be closed for business.

Closing Date: Has the meaning set forth in Section 2.04.

Closing Documents: Has the meaning set forth in Section 2.05.

Cut-off Date: Means that day that is one (1) Business Day prior to the Closing Date.

Director: Has the meaning set forth in Section 5.03(c).

Due Date: The day of the month on which a Monthly Payment is due, exclusive of any days of grace.

Encumbrance: Any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

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Governmental Authority: Any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

Indemnified Party: A Person entitled to indemnification under Article V.

Indemnifying Party: A Person obligated to indemnify under Article V.

Knowledge: (a) As to any natural Person, the actual awareness of the fact, event or circumstance at issue, and (b) as to any Person that is not a natural Person, the actual awareness of the fact, event or circumstance at issue by a currently serving executive officer of such Person. For the avoidance of doubt, the “Knowledge” of Seller shall mean the following Persons: Herve Bonnet, Jody Carruth, Mary Reynolds and Brandon Lorey.

Law: means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

Liability: means any debt, liability or obligation (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due).

Loans: Has the meaning set forth in the recitals.

Loan Documents: With respect to a Loan, all documents, Security Documents, Manufacturer Agreements, Title Documents, and Records with respect to a Loan, including documents in Seller’s file or imaging system, applications and instruments recorded or filed liens or other Encumbrances, together with all amendments, modifications, extensions, restatements, waivers and consents relating to any of the foregoing.

Loan Schedule: The schedule of Loans attached hereto as Exhibit A.

Losses: Any and all costs, deficiencies, obligations, judgements, fees, diminution in value, losses, claims, Liabilities, fines, penalties, assessments, damages and expenses or amounts paid in settlement thereof, (including, without limitation, court costs and court awarded interest, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever and whether or not arising from any third-party claim.

Manufacturer Agreements: Collectively, (a) any agreement executed by a manufacturer of marine vessels, in which such manufacturer agrees to repurchase marine vessels originally purchased by any obligor of a Loan from such manufacturer and (b) any agreement between an

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obligor of any Loan and a manufacturer, distributor or other seller of marine vessels (including without limitation franchise agreements, distribution agreements and the like).

Monthly Payment: The monthly payment of principal and interest, or in the case of an interest only Loan, payments of (i) interest or (ii) principal and interest, as applicable, due under the related Loan Documents.

Parties or Party: Has the meaning set forth in the preamble.

Person: Any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

Purchase Price: With respect to each Loan, the price to be paid by Purchaser to Seller for the purchase thereof, which shall equal the sum of (i) the related Purchase Price Percentage multiplied by the Stated Principal Balance of such Loan as of the related Cut-off Date, and (ii) accrued interest on each such Loan through the day immediately prior to the Closing Date, inclusive.

Purchase Price Percentage: With respect to each Loan, 100% of par to be paid by Purchaser on the Closing Date as set forth in the Loan Schedule.

Purchaser: Has the meaning set forth in the preamble.

Records: The books, records and files maintained by Seller relating to the Loans.

Representative: means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

Repurchase Price: With respect to each Loan to be repurchased, a price equal to the product of the related Purchase Price Percentage multiplied by the Stated Principal Balance of the Loan as of the date on which such repurchase takes place plus accrued interest on such Stated Principal Balance from the date through which interest has last been paid and distributed to Purchaser to, but excluding, the date of repurchase.

Security Documents: Any security agreements, financing statements, pledge agreements, assignments, mortgages, deeds of trust and other documents and instruments in favor of Seller by any borrower or any other Person to grant, preserve, protect and/or perfect Seller’s security interests in any and all property (real or personal) granted to Seller as collateral security for any Loan.

Seller: Has the meaning set forth in the preamble.

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Servicing Rights: Any and all of the following: (a) any and all right to service the Loans; (b) any payments to or monies received by Seller for servicing the Loans; (c) any late fees, penalties or similar payments with respect to the Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Seller thereunder; (e) all accounts and other rights to payment; and (f) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Loans.

Stated Principal Balance: As to each Loan and as of any date of determination, (i) the principal balance of the Loan after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously distributed to Purchaser with respect to the related Loan representing payments or recoveries of principal or advances in lieu thereof.

Third Party Claim: Has the meaning set forth in Section 5.03(a).

Title Documents: All manufacturers’ certificates of origin, manufacturers’ statements of origin, certificates of title, certificates of ownership, certificates of documentation and any other documents evidencing ownership of an item of personal property or the transfer of ownership of an item of personal property from a manufacturer or another dealer to an obligor, and all warehouse receipts, bills of lading and other negotiable documents of title.

ARTICLE II

PURCHASE AND CONVEYANCE

Section 2.01 Purchase and Conveyance. In exchange for the payment of the applicable Purchase Price by Purchaser on the Closing Date, Seller hereby sells, transfers, assigns, sets over and conveys to Purchaser subject to the terms of this Agreement all of its rights, title and interest in and to the Loans, together with (i) the Loan Documents related thereto, and (ii) the Servicing Rights related thereto. With respect to each Loan purchased, Purchaser shall own and be entitled to receive all payments of interest and/or principal attributable to the period commencing on the related Cut‑off Date.

Section 2.02 Purchase Price. On the Closing Date, Purchaser shall pay to Seller in consideration for the Loans, the Purchase Price for each Loan listed on the Loan Schedule. The Purchase Price shall be paid on the Closing Date by wire transfer of immediately available funds.

If a Loan prepays in full between a Cut-off Date and the related Closing Date, inclusive, Seller shall reimburse Purchaser the Purchase Price for such Loan, without interest, within five (5) Business Days of request by Purchaser.

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If, following the Closing Date, the amount on which the Purchase Price with respect to a Loan was based is found to be in error, within ten (10) Business Days of the receipt of information sufficient to provide notice that payment is due, including a reconciliation statement and such other documentation reasonably satisfactory to the other Party concerning the accuracy of such reconciliation, the Party benefiting from the error shall pay an amount sufficient to correct and reconcile the Purchase Price plus interest thereon at the prevailing federal funds rate.

Section 2.03 Examination of Loan Files. Prior to the Closing Date, Seller shall make the Loan Documents available to Purchaser for examination.

Section 2.04 Closing. The closing for the purchase and sale of the Loans (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) remotely by exchange of PDF documents.

Section 2.05 Closing Documents. Duly executed originals or PDF copies of the following document (the “Closing Documents”) shall be made available by Seller at Closing:

(a) this Agreement, dated as of the Closing Date;

(b) the Loan Schedule;

(c) an original of the Limited Power of Attorney in the form of Exhibit B;

(d) the Bill of Sale and Assignment and Assumption Agreement in the form of Exhibit C; and

(e) the Loan Documents.

Duly executed originals or PDF copies of the following Closing Documents shall be delivered by Purchaser at Closing:

(a)
this Agreement, dated as of the Closing Date.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Seller Representations and Warranties. Seller hereby represents and warrants to Purchaser that, as of the Closing Date:

(a) Seller is a Virginia-chartered bank, duly organized, validly existing and in good standing under the laws of the Commonwelth of Virginia. Seller possesses the full legal power and authority to execute and deliver this Agreement, and to perform its obligations in accordance herewith. The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller, and consummation of the transactions contemplated hereby, have been duly and validly authorized and constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as the enforceability (but not validity) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller, and the transfer, assignment and conveyance of the Loans by Seller pursuant to this Agreement are not subject to bulk transfer or similar statutory provisions applicable to the transaction contemplated hereby.

(c) Neither the execution and delivery of this Agreement nor the sale of the Loans to Purchaser, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms of the articles of incorporation or by-laws of Seller, or conflict with or result in breach of any of the terms, conditions or provisions of any legal restriction, agreement or instrument to which Seller is now a party or by which it is bound, or result in the violation of any Law to which Seller or its property is subject, in a manner which will result in an impairment of Purchaser’s title to the Loans.

(e) Seller is solvent and sale of the Loans will not cause Seller to become insolvent. Sale of the Loans is not undertaken to hinder, delay or defraud any of Seller's creditors. There is no action, suit, proceeding or investigation pending or, to Seller’s Knowledge, threatened against Seller which would be likely to impair the ability of Seller to perform its obligations under this Agreement.

(f) Seller is not in default under any agreement, contract, instrument or indenture to which the Seller is a party or by which it (or any of its assets) is bound, which default would have an adverse effect in any material respect on the ability of the Seller to perform its obligations under this Agreement, nor, has any event occurred which, with the giving of notice, the lapse of time or both, would constitute a default under any such agreement, contract, instrument or indenture, which would have an adverse effect in any material respect on the ability of the Seller to perform its obligations under this Agreement.

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(g) No consent, approval, authorization or order of any Governmental Authority is required for the execution, delivery and performance by Seller of, or compliance by Seller with, this Agreement, or if required, such approval has been obtained prior to the Closing Date.

(h) Seller has full power and authority to own the Loans and has full right and authority to sell, assign and transfer each of the Loans and each of the Loan Documents to Purchaser without the consent of any Person and, upon execution and delivery of the Bill of Sale and Assignment and Assumption Agreement to Purchaser, Purchaser will have title to each of the Loans and all of the rights of Seller with respect to each of the Loans and each of the Loan Documents in accordance with the terms and conditions thereof.

(i) The Loan Schedule sets forth (i) the amount outstanding under each of the Loans, including the unpaid principal balance, (ii) the amount of all accrued and unpaid interest, (iii) the amount of any unpaid fees or charges, (iv) the last payment amount received by Seller and the date of such payment amount, and (v) a description of all reserves (including, without limitation, the unamortized dealer reserves) or letters of credit held by or on behalf of Seller and all amounts thereof or therein.

(j) Upon the Closing Date, and Seller’s execution and delivery, for each of the Loans, of the documents described in Section 2.05, Purchaser shall receive all of Seller’s interest in the Loans and the Loan Documents free and clear of all Encumbrances or other claims. Seller has delivered, or shall promptly deliver within two (2) Business Days of the Closing Date, to Purchaser all original Loan Documents related to any of the Loans and all certificates of documentation, certificates of title or other documents evidencing title for any collateral securing any of the Purchased Loans.

(k) As to each Loan and the Loan Documents, Seller hereby represents and warrants to Purchaser that as of the Closing Date:

(i) The information set forth in the Loan Schedule delivered to Purchaser is true and correct as of the Cut-off Date.

(ii) All payments required to be made as of the Cut-off Date for the Loan under the terms of the related Loan Documents were received and credited, unless otherwise identified on the Loan Schedule. No payment under any Loan has been thirty (30) or more days delinquent within the twelve (12) months immediately prior to the Closing Date.

(iii) Each of the Records reflecting the Loans (including Loan terms, security and priority, and payment history, etc.) delivered to Purchaser prior to the date of this Agreement are true, correct and complete in all material respects.

(iv) To Seller’s Knowledge, no obligor(s) under the Loans are in default, breach, or violation under any of the Loan Documents, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation has occured, and the Seller has not waived any default, breach or violation.

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(v) No collateral securing any of the Loans also secures any other loan, lease, guaranty or other obligation to Seller or its Affiliates.

(vi) As of the Cut-off Date, Seller has not received written notice that any obligor under a Loan is a debtor in a pending proceeding under state or federal bankruptcy or insolvency laws.

(vii) Each of the Loans represents the valid and legally binding obligation of the obligor(s), guarantor(s) or sureties thereunder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of relating to or affecting creditors’ rights and to general equity principles.

(viii) All unfunded commitments related to the Loans are set forth on the Loan Schedule. There is no obligation under the Loan Documents to fund any further principal or other amounts.

(ix) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to the Loans has taken place on the part of Seller or, to Seller’s Knowledge, any obligor. To Sellers’ Knowledge, no documents, instruments and agreements submitted for loan underwriting were falsified or contain untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.

(x) Each of the Loans (A) was originated or purchased by Seller in the ordinary course of its business, (B) is secured by a valid and enforceable and properly perfected first priority Encumbrance in favor of Seller, which Encumbrance is assignable without consent of any Person, and (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for the realization against any collateral therefor.

(xi) Each of the Loans currently complies with all applicable Laws, and there was no fraud or misrepresentation on the part of Seller or any employee of Seller, originator, or to Seller’s Knolwedge, the lessee(s), obligor(s), guarantor(s) or sureties thereunder, with respect to its origination, purchase or sale.

(xii) Seller is the legal and sole beneficial owner and holder of the Loans and the Loan Documents, free and clear of any Encumbrances or other adverse claim against title of any kind, and neither the Loans nor the Loan Documents are subject to any prior assignment, conveyance, transfer or participation or agreement to assign, convey, transfer or participate entered into by Seller.

(xiii) Seller has implemented an anti-money laundering program pursuant to 31 USC §5318(h), has undertaken a reasonable investigation to determine whether any of the obligors under the Loans are involved in money laundering or terrorist financing, and has determined based on usuch investigation that none is.

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(xvi) Each Loan was originated, processed and closed in compliance with all applicable Laws.

(xv) The Loans are not subject to any right of rescission, set-off, counterclaim or defense, including, the defense of usury, nor will the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loans unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(l) Seller has serviced and administered or caused the servicing and administration of all Loans to be done (a) in accordance with applicable Law in all material respects, (b) in good faith and in accordance in all material respects with customary loan servicing procedures for loans similar to the Loans as followed by prudent loan servicers for loans similar to the Loans; and (c) using the same diligence and care as is customarily used by Seller with respect to other loans of a similar type serviced by Seller solely for its own account or for other third-party portfolios of loans similar to the Loans. Seller has maintained accurate and complete accounting records in relation to the servicing and collection of the Loans. Neither Seller nor, to Seller’s Knowledge, any other party, is in breach or default of any provision of a servicing agreement or any other arrangement with respect to the servicing of the Loans.

(m) The Records and Loan Documents respecting the Loans have been fully, properly and accurately maintained in compliance with applicable legal and accounting requirements and are complete and correct in all material respects.

(n) Sale Treatment. Seller intends to treat the disposition of the Loans pursuant to this Agreement as a sale for accounting and tax purposes.

(o) Fair Consideration. The consideration received by Seller upon the sale of the Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Loans.

(p) No Untrue Statements. Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains any materially untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

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Section 3.02 Repurchase.

It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive the sale of the Loans to Purchaser and the receipt of the applicable Loan Documents to Purchaser and shall inure to the benefit of Purchaser. Upon discovery by either Seller or Purchaser of a breach of any of the foregoing representations and warranties which adversely affects the collectability of the Loans or the title of Purchaser, or the value of the Loans to the Purchaser, the Party discovering such breach shall give prompt written notice of such breach to the other. Seller shall, at Purchaser's option to be exercised by prompt written notice to Seller, repurchase such Loan at the applicable Repurchase Price within five (5) Business Days of the date of such written notice. In addition, Seller shall repurchase at the applicable Repurchase Price any Loan with respect to which the obligor fails to make the first Monthly Payment due to Purchaser following the Closing Date within thirty (30) days from the Due Date thereof.

Upon receipt of such Repurchase Price, Purchaser shall transfer its interest in the applicable repurchased Loan to Seller on an “AS-IS,” “WHERE-IS” basis, without any representations or warranties or recourse other than with respect to the Purchaser’s clear and marketable title to such Loan (which representation and warranty shall be deemed made solely upon an assumption that, and to the extent that, the Seller conveyed clear and marketable title to such Loan to such Purchaser on the Closing Date).

At the time of repurchase, Purchaser and Seller shall arrange for the reassignment of the Loan to Seller, and delivery to Seller of any Loan Documents held by Purchaser relating to the Loan. Seller shall bear the expense of all filing and/or recording fees in connection with the filing or recording of any such assignments and other documents relating to each such repurchased Loan.

Any payment by Seller pursuant to this Section 3.02 shall be made by the wire transfer of immediately available funds to the bank account designated by Purchaser.

Section 3.03 Representations and Warranties of Purchaser. Purchaser represents, warrants and covenants to Seller that as of the Closing Date:

(a) Purchaser is duly organized, validly existing and in good standing under the laws of the United States, and possesses full legal power and authority to enter into and deliver this Agreement and perform in accordance therewith. Purchaser possesses the full legal power and authority to execute and deliver this Agreement, and to perform in accordance herewith.

(b) This Agreement has been duly authorized, executed and delivered by Purchaser, and constitutes the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as the enforceability (but not validity) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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(c) The delivery of the related Purchase Price to Seller, the purchase of the Loans by Purchaser, the execution or delivery of the Closing Documents, the consummation of any of the transactions herein or therein contemplated, the fulfillment of or compliance with the terms and conditions hereof or thereof, will not conflict with any of the terms, conditions or provisions of Purchaser’s charter or by-laws or materially conflict with or result in a breach of or result in a material breach of any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which Purchaser is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the material violation of any Law to which Purchaser or its property is subject.

(d) No consent, approval, authorization or order of any court or Governmental Authority is required for the execution, delivery and performance by Purchaser of or compliance by Purchaser with this Agreement or any of the Closing Documents, except for consents, approvals, authorizations and orders which have been obtained prior to the Closing Date.

(f) Purchaser is solvent and purchase of the Loans will not cause Purchaser to become insolvent.

(g) Purchaser has full power and authority to hold the Loans and has full right and authority to purchase each of the Loans and assume the Loan Documents from Seller without the consent of any Person.

(h) No Untrue Statements. Neither this Agreement nor any statement, report or other agreement, document or instrument furnished or to be furnished pursuant to this Agreement contains any materially untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

ARTICLE IV

ADMINISTRATION AND SERVICING OF LOANS

Section 4.01 Servicing of the Loans. The Loans are sold on a servicing released basis. Subject to, and upon the terms and conditions of this Agreement, Seller hereby sells, transfers, assigns and delivers to Purchaser the Servicing Rights.

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ARTICLE V

INDEMNIFICATION

Section 5.01 Indemnification by Seller. Subject to the other terms and conditions of this ARTICLE V, Seller shall indemnify Purchaser against, and shall hold Purchaser harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Purchaser based upon, arising out of, with respect to or by reason of:

(a)
any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement;
(b)
breach of any covenant or agreement on the part of Seller set forth in this Agreement; or
(c)
any act or omission of Seller with respect to any of the Loans prior to the Closing Date.

Section 5.02 Indemnification by Purchaser. Subject to the other terms and conditions of this ARTICLE V, Purchaser shall indemnify Seller against, and shall hold Seller harmless from and against, any and all Losses incurred or sustained by, or imposed upon, Seller based upon, arising out of, with respect to or by reason of:

(a)
any inaccuracy in or breach of any of the representations or warranties of Purchaser contained in this Agreement; or
(b)
breach of any covenant or agreement on the part of Purchaser set forth in this Agreement.

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Section 5.03 Indemnification Procedures.

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any action, suit, claim or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is materially prejudiced by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail and shall indicate the estimated amount, if known, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days to review and dispute its responsibility for the Third Party Claim. Failure by the Indemnifying Party to dispute responsibility for the Third Party Claim in writing to the Indemnified Party writing 30 days will result in the deemed acceptance of the Third Party Claim. The Indemnifying Party shall have the right to participate in, or if the Indemnifying Party agrees in writing to pay for all of the Losses that may result from a Third Party Claim, by giving written notice to the Indemnified Party within 30 days after receiving notice of the Third Party Claim, to assume, the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense at the Indemnifying Party’s expense. Notwithstanding the foregoing, the Indemnifying Party may not assume the defense of a Third Party Claim seeking injunctive or equitable relief. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 5.03(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right, at its own cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. If the Indemnifying Party elects not to actively compromise or defend such Third Party Claim or fails to timely notify the Indemnified Party in writing of its election to defend as provided in this Agreement, the Indemnified Party may, subject to Section 5.03(b), pay, compromise or defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Purchaser shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense other than reimbursement of actual out-of-pocket expenses to the defending party, employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

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(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), except as provided in this Section 5.03(b). If a firm written offer is made to settle a Third Party Claim without leading to Liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum Liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 5.03(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) Direct Claims. Any claim by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail (to the extent known at such time), shall include copies of written materials (to the extent reasonably available) reasonably evidencing such claims, and shall indicate the estimated amount, if reasonably practical, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. During such 30-day period, the Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including reasonable access to the Indemnified Party’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

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Section 5.04 Exclusive Remedies. Subject to Section 6.11, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, willful misconduct or intentional misrepresentation on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the repurchase obligations under Section 3.02 or the indemnification provisions set forth in this ARTICLE V. Nothing in this Section 5.04 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 6.11 or to seek any remedy on account of any intentional fraud by any party hereto.

Section 5.05 Indemnification Deductible. Notwithstanding anything to the contrary contained in this Agreement, except to the extent of any Losses sustained or incurred by any Indemnified Party directly or indirectly arising out of, resulting from or otherwise in respect of any intentional fraud by any party hereto or any of its Affiliates or their respective Representatives, no party shall have any liability under Sections 5.01(a) and 5.02(a), unless and until the aggregate amount of the Losses sustained or incurred by an Indemnified Party that they would be entitled to recover exceeds $50,000.

Section 5.06 Indemnification Cap. Notwithstanding any provision hereof to the contrary, the aggregate amount of Losses for which an Indemnifying Party shall be responsible pursuant to this Article VII shall not exceed the Purchase Price for the Loans; provided, that the foregoing limitation shall not apply to Losses directly or indirectly arising out of, resulting from or otherwise in respect of any fraud of such Indemnifying Party or any of its Affiliates or Representatives.

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ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01 Confidentiality. Seller shall maintain in confidence and not disclose to any Person other than its Representatives, and will cause its Representatives to maintain in confidence and not disclose to any Person, and not use to the detriment of Purchaser, any confidential information regarding the Loans, unless (i) such information becomes publicly available through no fault of Seller, (ii) the furnishing or use of such information is necessary to comply with any Law or requirement imposed by any Governmental Authority; or (iii) disclosure of such information is necessary to establish rights under this Agreement. In the event of a breach of this Section 6.01, Seller agrees that Purchaser will suffer irreparable injury that would not be quantifiable and for which no adequate remedy would exist at Law. The parties accordingly agree that injunctive relief, in addition to all other remedies, shall be available therefor, without posting any bond

Section 6.02 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses. Purchaser shall bear the expense of all filing and/or recording fees in connection with the filing or recording of any such assignments and other documents relating to each Loan that is purchased; provided, that Purchaser shall reimburse Seller for any fees and expenses due to an error (including a failure to file) by Purchaser in the original filing and/or recording.

Section 6.03 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

If to Seller: Bank of Clarke

2 East Main Street

Berryville, VA 22611

E-mail: blorey@bankofclarke.com

Attention: Brandon Lorey,

President and Chief Executive Officer

with a copy to: Luse Gorman, PC

5335 Wisconsin Avenue, N.W., Suite 780

Washington DC 20015-2035

E-mail: sbrown@luselaw.com

Attention: Scott A. Brown

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If to Purchaser: Axos Bank

4350 La Jolla Village Drive, Suite 140

San Diego, CA 92122

Attention: Greg Garrabrants, President & Chief Executive Officer

Email: ggarrabrants@axosbank.com

with a copy to: Axos Bank

4350 La Jolla Village Drive, Suite 140

San Diego, CA 92122

Attention: Eshel Bar-Adon, Chief Legal Officer

E-mail: EBar-Adon@axosbank.com

Section 6.04 Interpretation. For purposes of this Agreement, (a) headings are for convenience only and shall not affect interpretation; (b) references to any legislation or to any provision of any legislation include any modification or reenactment of, or any legislative provision substituted for, and all statutory instruments issued under, such legislation or such provision; (c) words denoting the singular include the plural and vice versa; (d) words denoting any gender include all genders; (e) references to any document, agreement or other instrument (including this Agreement) include references to such document, agreement or other instrument as amended, novated, supplemented or replaced from time to time; (f) references to sections, sub-sections, paragraphs, sub-paragraphs, and Exhibits are to sections, sub-sections, paragraphs, sub-paragraphs, and Exhibits of this Agreement; (g) references to any party to this Agreement or to any other document, agreement or instrument include such party’s successors and permitted assigns; and (h) the word “including” shall mean “including, but not limited to,” unless otherwise specified. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 6.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

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Section 6.06 Entire Agreement. This Agreement and the other Closing Documents constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Closing Documents and the Exhibits, the statements in the body of this Agreement will control.

Section 6.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 6.08 No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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Section 6.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE INSTITUTED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER CLOSING DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CLOSING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

Section 6.11 Equitable Relief. In addition to any and all other remedies that may be available under applicable Law in the event of any breach of this Agreement, the Parties hereto shall be entitled to such injunctive or other equitable relief as may be granted by a court of competent jurisdiction, without the necessity of posting a bond or proving actual damages.

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Section 6.12 Attorneys’ Fees. If any litigation occurs under this Agreement and a court of competent jurisdiction issues a final, non-appealable order or judgment, then the prevailing party shall be entitled to recover from the non-prevailing party in such litigation, the amount of the prevailing party’s attorneys’ fees, court costs and other litigation expenses, and the court is authorized in any such litigation to make a determination as to the identity of the prevailing party and to make an award of such fees and expenses to such party.

Section 6.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 6.14 Further Assurances. Without further consideration and at each party’s cost, the Parties hereto agree to promptly take such further actions and execute such additional documents and instruments as may be reasonably required in order to more effectively carry out the terms of this Agreement and the intentions of the Parties, including but not limited to such other customary instruments of transfer (including but not limited to collateral and documents), assumption, filings or documents, in form and substance reasonably satisfactory to the Parties, as may be required to give effect to this Agreement and the transfer and assignment of all collateral, perfections and filings required to substitute Purchaser for Seller in the Loan Documents.

Section 6.15 Non-recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any Party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or Liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby. Nothing in this Section 6.15 will limit any claim or remedy based on fraud.

[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed this Agreement as of the day and year first hereinabove written.

Purchaser: Seller:

Axos Bank Bank of Clarke

By: /S/ GREG GARRABRANTS By: /S/ BRANDON C. LOREY

Name: Greg Garrabrants Name: Brandon C. Lorey

Title: President and Chief Executive Officer Title: CEO

Signature Page to Loan Purchase and Sale Agreement